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EXHIBIT 11--STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

COMMERCIAL BANCSHARES, INCORPORATED

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                                           Year Ended December 31
PRIMARY:                                     1996           1995
                                         --------------------------
Average shares outstanding                 1,469,670      1,463,201

Net Income                                $4,781,011     $4,745,503
                                         --------------------------

Applicable to common stock                $4,781,011     $4,745,503
                                          =========================

Per Share Amount                               $3.25          $3.24


FULLY DILUTED:
Average shares outstanding                 1,469,670      1,463,201
                                         --------------------------

TOTAL                                      1,469,670      1,463,201
                                          =========================

Net Income                                $4,781,011     $4,745,503
                                          =========================

Per Share Amount                               $3.25          $3.24

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